                                                                     Exhibit 5.1

                              O'Melveny & Myers LLP
                              400 South Hope Street

                              Los Angeles, CA 90071
                             Telephone 213/430-6643
                             Facsimile 213/430-6407




July 7, 2000

Fremont General Corporation
2020 Santa Monica Blvd., Suite 600
Santa Monica, California 90404

Re: Registration Statement of Fremont General Corporation

Ladies and Gentlemen:

     This opinion is rendered in connection with the filing by Fremont General Corporation, a Nevada corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to register 2,187,900 shares of the Common Stock, par value $1.00 per share, of the Company (the "Shares") to be issued pursuant to the Company's 1997 Stock Plan (the "Plan").

     In our capacity as your counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law, we considered relevant, and subject to the limitation and qualifications in this opinion, we are of the opinion that, when the Shares are (i) issued and paid for in accordance with any appropriate action or authorization by the Board of Directors of the Company or an authorized committee thereof as required or contemplated under the Plan, (ii) issued and paid for in accordance with the provisions of the Plan and relevant agreements duly authorized by and completed in accordance with the terms of the Plan, and (iii) evidenced by certificates countersigned by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                       Respectfully submitted,



                                                        O'MELVENY & MYERS LLP
July 7, 2000